Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated August 26, 2016, relating to the statement of assets and liabilities as of August 12, 2016 of IQ Bear U.S. Large Cap ETF, a portfolio of IndexIQ Active ETF Trust. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

August 26, 2016